UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2013

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2012 Non-Equity Incentive Plan

On February 26, 2013, the Compensation and Human Resources Committee (the "Committee") of Arbitron Inc. (the "Company") approved the Company’s 2013 non-equity incentive plan for executive officers, which would be payable in early 2014 (the "Incentive Plan").

Provided that the Company’s return on invested capital for the twelve months ending December 31, 2013 exceeds 12%, the Committee may make cash Incentive Plan awards to each executive officer in an amount between 0% and 200% of the executive officer’s target award under the Incentive Plan. The target Incentive Plan award for the Company’s President and Chief Executive Officer, Sean R. Creamer, is equal to 100% of his 2013 base salary of $580,000 under his offer letter regarding his promotion to President and Chief Executive Officer, effective as of January 1, 2013, and the target Incentive Plan award for other executive officers range from 50-60% of 2013 base salary.

If the threshold return on invested capital goal is satisfied, the Committee may exercise its discretion in awarding a cash payment that is linked to the Committee’s assessment of the Company’s financial performance (weighted 40%) and delivery of quality services to the Company's customers (weighted 60%). Awards under the Incentive Plan can vary from 0% to 200% of the target amount, subject to minimum thresholds of performance and depending on the Committee’s assessment of performance against the goals. The Committee has negative discretion to eliminate or reduce the amount of any award under the Incentive Plan.

2013 Long-Term Incentive Plan

Also on February 26, 2013, the Committee established the performance objectives and other terms of the Company’s 2013 Long-Term Incentive Plan (the "2013 LTI Plan") for certain executive officers of the Company. With the exception of Mr. Creamer, the target 2013 LTI Plan opportunity is within a range from 50% to 150% of 2013 base salary. The equity award will be in the form of restricted stock units, pursuant to the Company’s 2008 Equity Compensation Plan, and will vest quarterly over a four year period, assuming continued employment. In connection with Mr. Creamer’s assumption of the positions of President and Chief Executive Officer effective January 1, 2013, Arbitron granted to Mr. Creamer restricted stock units with a value equal to approximately 250% of his annual base salary, which vest quarterly over a three year period, assuming continued employment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

March 4, 2013	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Timothy T. Smith, Executive Vice President, Business Development and Strategy, Chief Legal Officer, and Secretary